EXHIBIT 10.24


                                  June 28, 2002

iVoice, Inc.
750 Highway 34
Matawan, New Jersey 07747


Gentlemen:

         This letter will set forth our respective agreement regarding the conversion of all shares of Class B common stock beneficially owned by me. I acknowledge that iVoice, Inc. intends to register the resale of 394,000,000 shares of Class A common stock under an Equity Line of Credit and upon conversion of outstanding Convertible Debentures. I further acknowledge that iVoice does not have a sufficient number of authorized shares of Class A common stock in order to honor the exercise or conversion of all outstanding options, warrants, debentures and Class B common stock. Accordingly, I hereby agree not to convert any of my shares of Class B common stock until such time as (i) the registration statement registering the shares of Class A common stock underlying the Equity Line of Credit and Convertible Debentures is no longer effective or
(ii) until iVoice has increased the number of authorized shares of Class A common stock to an amount sufficient to honor the exercise or conversion of all outstanding options, warrants, debentures and Class B common stock.

         This letter may be executed in any number of counterparts, all of which shall be deemed an original, and both of which shall constitute one and the same instrument. This letter shall be accepted, effective and binding, for all purposes, when the parties shall have signed and transmitted to each other, by telecopier or otherwise, copies of this letter. In the event of any litigation arising hereunder, the prevailing party or parties shall be entitled to recover its reasonable attorneys' fees and court costs from the other party or parties, including the costs of bringing such litigation and collecting upon any judgments. This letter shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, trustees, successors and assigns.


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         If the  foregoing  correctly  sets  forth the  terms of our  agreement, please sign this letter on the line provided below, whereupon it will constitute a binding agreement between us.

                                            Very truly yours,

                                            iVoice, Inc.


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


Agreed and accepted
on June ___, 2002:


---------------------------------------------
Jerome Mahoney